Exhibit 10


                            STOCK PURCHASE AGREEMENT


       STOCK PURCHASE AGREEMENT (this "Agreement") dated June 18, 2002, by and among Bandag, Incorporated, an Iowa corporation ("Company"), and Lucille A. Carver ("Shareholder").

                                    RECITALS

       A. Shareholder owns an aggregate of 1,114,746 shares of the Company's Class B Common Stock and 418,371 shares of the Company's Class A Common Stock (collectively the "Shares").

       B. Company desires to purchase the Shares from Shareholder, and Shareholder desires to sell the Shares to Company, upon the terms and conditions herein set forth.

       C. In addition, Shareholder desires to sell, and Company desires to purchase, certain options held by Shareholder to purchase shares of the Company's Class A Common Stock.

       NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.     PURCHASE AND SALE OF SHARES

       Pursuant to the terms of this Agreement, Shareholder hereby agrees to sell the Shares to Company and Company hereby agrees to purchase the Shares from Shareholder.

2.     PURCHASE PRICE - PAYMENT

       2.1 Purchase Price. The purchase price payable for the 1,114,746 shares of Class B Common Stock shall be $27.04 per share, and the purchase price for the 418,371 shares of Class A Common Stock shall be $24.00 per share, for a total purchase price of $40,183,635.84 (the "Purchase Price").

       2.2 Payment of Purchase Price; Delivery of Shares. The Purchase Price will be paid by the Company on June 19, 2002 by wire transfer of immediately available funds to an account designated by Shareholder. On such date, Shareholder shall deliver to Company stock certificates representing the Shares which are in certificated form, duly endorsed for transfer or with duly executed stock powers attached, in either case with signatures guaranteed, and, as to Shares held in book entry account at the Company's transfer agent, duly executed stock powers with signatures guaranteed.



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

3.     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

       Shareholder makes the following representations and warranties to the Company. Each of these representations and warranties is true and correct on the date hereof, shall remain true and correct hereafter, shall be unaffected by any investigation heretofore or hereafter made by the Company and shall survive the transactions provided for herein.

       3.1 Power. Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

       3.2 Validity. This Agreement has been duly and validly executed and delivered on behalf of Shareholder and is a legal, valid and binding agreement of Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

       3.3 Title and Number of Shares. Shareholder is transferring to the Company good and marketable title to the Shares, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, reservations, limitations, or other charges or encumbrances of any nature whatsoever (collectively, "Liens") including, without limitation, voting trusts or agreements, proxies, and marital or community property interests.

       3.4 No Violation. Neither the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions provided for herein will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon the Shares under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Shareholder is a party or by which Shareholder or any of the Shares may be bound or affected.

4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company makes the following representations and warranties to Shareholder, each of which is true and correct on the date hereof, shall remain true and correct hereafter, shall be unaffected by any investigation heretofore or hereafter made by Shareholder and shall survive the transactions provided for herein.

       4.1 Organization. The Company is a corporation validly existing under the laws of the State of Iowa.

       4.2 Power. The Company has all requisite corporate power to enter into this Agreement and to carry out the transactions contemplated hereby.



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       4.3 Authority. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Board of Directors of the Company and is in accordance with the laws of the State of Iowa. No other corporate act or proceeding on the part of the Company or its shareholders is necessary to authorize this Agreement or the consummation of the transactions provided for herein. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

       4.4 Solvency. After giving effect to the purchase of shares hereunder, the Company will be in compliance with Section 490.640 of the Iowa Business Corporation Law.

5.     STOCK OPTIONS

       5.1 In-the-Money Options. Shareholder owns the following "in-the-money" options to purchase the Company's Class A Common Stock:

Date of Grant                Number of Shares                   Option Price
-------------                ----------------                   ------------
May 2, 2000                  1,700                              $21.0313
March 13, 2001               1,825                              $24.35

       Shareholder agrees to sell, and Company agrees to purchase, all such options at an aggregate price of $7,933.04 (being equal to the difference between the Option Price per share and the closing price on the New York Stock Exchange of the Company's Class A Common Stock on the date hereof multiplied by the number of shares shown above) (the "Option Purchase Price").

       The Option Purchase Price will be paid by the Company on June 19, 2002 by wire transfer of immediately available funds to an account designated by Shareholder. Upon delivery of the Option Purchase Price, such options and the related Nonqualified Stock Option Award Agreements shall then be deemed terminated and cancelled.

       5.2 Cancellation of March 12, 2002 Option. Shareholder agrees with Company that the Nonqualified Stock Option Award Agreement dated March 12, 2002 covering the grant of options to purchase 1,800 shares at an option price of $32.53 per share, as well as any other option award granted by the Company to the Shareholder except as otherwise covered by Section 5.1 above, is hereby cancelled and terminated.

6.     MISCELLANEOUS

       6.1 Further Assurance. From time to time, at the Company's request and without further consideration, Shareholder will execute and deliver to the Company such documents


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and take such other action as the Company may reasonably request in order to consummate more effectively the transactions provided for herein.

       6.2 Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Iowa, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

       6.3 Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

       6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       6.5 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BANDAG, INCORPORATED                           LUCILLE A. CARVER



By: /s/ Warren W. Heidbreder                   By:/s/ Martin G. Carver
    -----------------------------------           ------------------------------
    Warren W. Heidbreder                          Martin G. Carver
    Vice President, Chief Financial Officer       Attorney-in-Fact


                                               By:/s/ Roy J. Carver, Jr.
                                                  ------------------------------
                                                  Roy J. Carver, Jr.
                                                  Attorney-in-Fact




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